EXHIBIT 99.1

FPIC Insurance Group, Inc. to be Acquired by The Doctors Company

JACKSONVILLE, Florida, and NAPA, California — May 24, 2011 (Business Wire) - FPIC Insurance Group, Inc. (“FPIC”) (NASDAQ: FPIC), a leading provider of medical professional liability insurance for physicians, dentists, and other healthcare providers, and The Doctors Company, the nation's largest insurer of physician and surgeon medical professional liability, today announced that they have entered into a definitive agreement pursuant to which The Doctors Company will acquire FPIC for $42.00 per share in cash, representing an aggregate purchase price of approximately $362 million. The $42.00 per share price represents a premium of approximately 31 percent over the $32.10 per share closing price of FPIC on May 23, 2011, the last trading day prior to today's announcement.

John R. Byers, President and Chief Executive Officer of FPIC, stated “This transaction will deliver significant value to our shareholders and place our organization with one of the largest and most respected medical professional liability insurance organizations in the nation.  I would like to thank our employees, customers and business partners for their dedication and support to FPIC.  They are the driving force behind our organization’s success.”

Kenneth M. Kirschner, Chairman of the Board of FPIC, further commented, “We are pleased to have found a strategic, well-respected partner in The Doctors Company, which shares our steadfast commitment to providing exceptional service to our policyholders and is committed to the long-term success of the medical professional liability insurance industry.  We believe this transaction will benefit our policyholders while rewarding our shareholders for their investment in FPIC.”

“We are pleased to announce this partnership between our two physician-founded companies.  We look forward to welcoming FPIC’s 18,000 insureds to The Doctors Company.  Together, we will have increased financial strength and be in an even better position to fulfill our relentless commitment to advance, protect, and reward the practice of good medicine,” said Richard E. Anderson, MD, FACP, Chairman and CEO of The Doctors Company. “All our members will continue to receive aggressive claims defense, unmatched legislative and patient safety advocacy, outstanding service, and industry-leading member benefits.”

With this merger, The Doctors Company further enhances its position as the nation's leading insurer of physician and surgeon medical liability with over 70,000 members.

The Board of Directors of FPIC has unanimously approved the transaction and has resolved to recommend that its shareholders approve the Merger Agreement. The transaction is expected to close by the fourth quarter of 2011 and is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the holders of a majority of the outstanding shares of FPIC common stock.

Sandler O'Neill + Partners, L.P. acted as the financial advisor to FPIC and Weil, Gotshal & Manges LLP provided legal advice.  Sandler O'Neill + Partners, L.P. provided a fairness opinion to the Board of Directors of FPIC in connection with the transaction.  Macquarie Capital acted as the financial advisor to The Doctors Company and Farella Braun + Martel LLP provided legal advice.

About FPIC Insurance Group, Inc.

FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists, and other healthcare providers with over 18,000 policyholders, an A- rating by A.M. Best Company and an A- rating from Fitch Ratings.  FPIC is the largest provider of medical professional liability insurance in Florida, the fourth largest provider in Texas and a top five provider in Georgia and Arkansas.  In all, FPIC writes medical professional liability insurance in 14 states and is licensed to write in 32 states.  Further information about FPIC is available on the Internet at www.fpic.com.

About The Doctors Company

Founded by doctors for doctors in 1976, The Doctors Company (www.thedoctors.com) is relentlessly committed to advancing, protecting, and rewarding the practice of good medicine. The Doctors Company is the nation's largest insurer of physician and surgeon medical professional liability with nearly 55,000 member physicians, $4 billion in assets, an A rating by Fitch Ratings, and an A- rating by A.M. Best Company.

Forward-Looking Statements

This press release, as well as certain other statements made by FPIC, may constitute or contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 that reflect, when made, FPIC's current views with respect to current events and financial performance.  Such forward-looking statements are and will be, as the case may be, subject to risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements of: (a) FPIC’s plans; (b) the outcome of contingencies; (c) beliefs or expectations; and (d) assumptions underlying any of the foregoing.

Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic, and competitive risks and uncertainties, many of which are beyond FPIC’s control or are subject to change, actual results could be materially different.

Factors that might cause such a difference include, without limitation, the following:

●
the possibility that the closing of the transaction described in this press release does not occur or is delayed, either due to the failure of closing conditions, including approval of the Company's shareholders, the failure to obtain required regulatory approvals or other reasons; and

●
risks detailed from time to time in FPIC's public filings with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 9, 2011, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 4, 2011 and materials to be filed in connection with shareholder approval of the merger transaction.

Other factors not currently anticipated by management may also materially and adversely affect the closing of the transaction described in this press release.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates.  FPIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

FPIC intends to file a proxy statement in connection with seeking shareholder approval of the proposed merger. The proxy statement will be mailed to FPIC's shareholders, who are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the merger. Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission at the SEC's Web site at www.sec.gov. In addition, investors and security holders may view the documents filed with the SEC by FPIC at the “Investor Relations” section on its corporate website at www.fpic.com.

FPIC's officers and directors may be participants in the solicitation of proxies from FPIC shareholders with respect to the merger. Information about FPIC's executive officers and directors, and their ownership of FPIC common stock, is set forth in the proxy statement for FPIC's 2011 Annual Meeting of Shareholders, which was filed with the SEC on April 14, 2011. Additional information regarding the direct and indirect interests of FPIC's executive officers and directors in the merger will be in the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.